UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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PIONEER VALUE FUND
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PIONEER VALUE FUND
60 State Street
Boston, Massachusetts 02109

March 5, 2013

Dear Shareholder:

A special meeting of Shareholders of Pioneer Value Fund (the “fund”) will be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, at 2:00 p.m., Eastern time, on Tuesday, May 7, 2013.

At the special meeting, shareholders will be asked to approve (i) an Amended and Restated Management Agreement between the fund and Pioneer Investment Management, Inc., the fund’s investment adviser, which would replace the fund’s current performance-adjusted management fee with a “flat” management fee at an annual rate equal to 0.50% of the fund’s average daily net assets, and (ii) a modified investment objective for the fund of “long-term capital growth.”  The Amended and Restated Management Agreement and the modified investment objective will only become effective upon the consummation of the reorganization of Pioneer Research Fund with the fund.  The Board of Trustees has unanimously recommended that shareholders approve the proposals.

Your vote on these matters is important. Even if you plan to attend and vote in person at the meeting, please promptly follow the enclosed instructions to submit voting instructions by telephone or over the Internet. Alternatively, you may submit voting instructions by signing and dating your proxy card and returning it in the accompanying postage-paid return envelope. In order to ensure that shares will be voted in accordance with your instructions, please submit your proxy by May 7, 2013.

If you have any questions about the proposals to be voted on, please call Pioneer Investment Management Shareholder Services, Inc. at 1-800-622-3265.

Sincerely,

John F. Cogan, Jr.
President

IMPORTANT INFORMATION FOR FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q.	Why am I receiving the Proxy Statement?

A.
The Board of Trustees of Pioneer Value Fund (the “fund”) has approved the reorganization of Pioneer Research Fund with the fund.  The reorganization does not require shareholder approval.  In order to facilitate the consummation of the reorganization, you are being asked to approve the Amended Management Agreement and the modified investment objective.

If the Amended Management Agreement is approved, it will go into effect with respect to the combined fund resulting from the reorganization.  Similarly, if the modified investment objective is approved, it will go into effect at the time of the reorganization as the investment objective of the combined fund.

Q.	How will the reorganization affect the fund?

A.
If the modified investment objective for the fund is approved by shareholders, the combined fund resulting from the reorganization will have the same investment objective as Pioneer Research Fund.  The fund also will have the same investment strategies and investment policies as Pioneer Research Fund and use the same benchmark index as Pioneer Research Fund, the S&P 500 Index.  Pioneer is the investment adviser to both the fund and Pioneer Research Fund and will be the investment adviser of the combined fund.  The combined fund will be managed by the investment team that currently manages Pioneer Research Fund.  It is anticipated that the historical performance of Pioneer Research Fund will become the combined fund’s historical performance.

Q.	Why is the Amended Management Agreement being proposed?

The Amended Management Agreement would replace the performance-adjusted management fee currently paid by your fund to Pioneer with a management fee that is not adjusted based on the fund’s performance.

Your fund currently pays Pioneer an annual management fee (the “Current Management Fee”) that is equal to a basic fee of 0.60% of the fund’s average daily net assets plus or minus a performance fee adjustment.  The performance fee adjustment is calculated by comparing the performance of the fund’s Class A shares for the prior 36 months to the performance of the Russell 1000 Value Index over the same period.  Each percentage point of difference (up to a maximum difference of ± 10 percentage points) would result in an adjustment of 0.01%.  As noted, the maximum annualized rate adjustment is ± 0.10% for the rolling 36-month period.  The performance fee adjustment is multiplied by the fund’s average daily net assets over the 36-month performance period, giving a dollar amount that is added or subtracted from the basic fee.  This can result in a dollar adjustment that is greater or less than 0.10% of the fund’s current average daily net assets.  If, as has been the case as of recent calculation dates, the fund’s assets have decreased over the 36-month performance period, and the fund’s performance has been less than that of the Russell 1000 Value Index during the same period, the annual management fee rate, as a percentage of the fund’s current average daily net assets, will be less than the basic fee rate minus the performance fee adjustment percentage. In fact, the fund paid a management fee that was less than 0.50% of the fund’s average daily net assets in four of the last five fiscal years. Conversely, if assets were to increase during a period when the fund’s performance was greater than that of the Russell 1000 Value Index, the annual management fee rate could be higher than 0.70% of the fund’s average daily net assets. However, Pioneer has contractually agreed to limit any positive adjustment of the fund’s management fee to a maximum annual fee rate of 0.70% of the fund’s average daily net assets.

If shareholders approve the Amended Management Agreement, the Current Management Fee would be replaced by a “flat” management fee payable at an annual rate equal to 0.50% of the combined fund’s average daily net assets (the “Proposed Management Fee”).

The Board of Trustees believes that the Proposed Management Fee is in the best interests of shareholders because it will facilitate the reorganization and is lower than the average annual fee rate paid by the fund over the past ten years and only slightly higher than the annual management fee rate paid by the fund for the most recent fiscal year. The Trustees recognize that, while the Current Management Fee recently has been lower than the Proposed Management Fee, the Current Management Fee could be higher in the future in the event of more favorable fund performance.  They also believe that continuing the Current Management Fee would not be in the interests of shareholders because it would compare the combined fund’s performance to the Russell 1000 Value Index (the benchmark index of Pioneer Value Fund), which would not be the benchmark index for the combined fund.

As noted above, if the Amended Management Agreement is approved, it will go into effect at the time of the reorganization and the combined fund resulting from the reorganization will pay the Proposed Management Fee to Pioneer.

Q.	Will the combined fund pay more in management fees under the Amended Management Agreement than Pioneer Value Fund pays under the Management Agreement currently in effect?

A.
The Proposed Management Fee could be higher (or lower) than the Current Management Fee from time to time, depending on the fund’s performance and the level of assets in the fund.  As noted above, if, as has been the case as of recent calculation dates, the fund’s assets have decreased over a 36-month performance period, and performance of the fund has been less than that of the Russell 1000 Value Index during the same period, the annual management fee rate, as a percentage of the fund’s current average daily net assets, will be less than the basic fee rate minus the performance fee adjustment percentage.   In fact, the fund paid a management fee that was less than 0.50% of the fund’s average daily net assets in four of the last five fiscal years.  However, the Proposed Fee is lower than the average annual management fee rate paid by the fund over the past ten years and only slightly higher than the annual management fee rate paid by the fund for the most recent fiscal year.  Pioneer expects that, over time, the Proposed Management Fee will be no higher than the Current Management Fee.

Q.	What is the proposed investment objective?

A.	The proposed investment objective is “long-term capital growth.”

Q.	Why is the modified investment objective being proposed?

A.
Like the Amended Management Agreement, the modified investment objective is being proposed to facilitate the reorganization.  The Board of Trustees believes that the modified investment objective better reflects the investment strategy and approach that the combined fund will follow after consummation of the reorganization.  Pioneer Value Fund’s current objective is "reasonable income and capital growth."

As noted above, if the modified investment objective is approved, it will go into effect at the time of the reorganization as the investment objective of the combined fund.

Q.	How does the Board of Trustees of the fund recommend that I vote?

A.	The fund’s Board of Trustees unanimously recommends that you vote “FOR” each of the Amended Management Agreement and the modified investment objective.

Q.	Who is paying the expenses related to the special meeting?

A.
The fund is paying 50% of the expenses related to the special meeting, and Pioneer is paying 50% of the expenses related to the special meeting. Additional information regarding expenses related to the special meeting is provided beginning on page 22 of the proxy statement.

Q.	Whom do I call if I have questions?

A.	If you need more information, or have any questions about voting, please call Pioneer Investment Management Shareholder Services, Inc. at 1-800-622-3265.

Q.	How do I vote my shares?

A.
You can provide voting instructions by telephone by calling the toll-free number on the enclosed proxy card(s) or by computer by going to the Internet address provided on the proxy card(s) and following the instructions, using your proxy card(s) as a guide. Alternatively, you can vote your shares by signing and dating the enclosed proxy card(s), and mailing it in the enclosed postage-paid envelope.

You also may attend the meeting and vote in person. However, even if you intend to do so, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly. In order to ensure that shares will be voted in accordance with your instructions, please submit your proxy by May 7, 2013.

PIONEER VALUE FUND

60 State Street
Boston, Massachusetts 02109
1-800-622-3265

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
SCHEDULED FOR MAY 7, 2013

This is the formal agenda for your fund’s special shareholder meeting. It tells you the matters you will be asked to vote on and the time and place of the meeting, in case you want to attend in person. Unless otherwise noted, shareholders of the fund will be asked to vote on the following proposals:

TO THE SHAREHOLDERS OF PIONEER VALUE FUND:

A special meeting of shareholders of Pioneer Value Fund will be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts on May 7, 2013 at 2:00 p.m., Eastern time, to consider the following:

1.	A proposal to approve an amended and restated management agreement with Pioneer Investment Management, Inc., the fund’s investment adviser (“Pioneer”);

2.	A proposal to approve a modified investment objective for the fund; and

3.	To consider any other business that may properly come before the meeting and any adjournments or postponements thereof.

YOUR TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

Shareholders of record as of the close of business on February 26, 2013 are entitled to vote at the meeting and any adjournments or postponements thereof.

By Order of the Board of Trustees,

Christopher J. Kelley, Secretary

Boston, Massachusetts

March 5, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON MAY 7, 2013: This Notice and the Proxy Statement are available on the internet at https://www.proxy-direct.com/pio-24423

PROXY STATEMENT OF
PIONEER VALUE FUND
60 State Street
Boston, Massachusetts 02109
1-800-622-3265

SPECIAL MEETING OF SHAREHOLDERS

This proxy statement contains the information you should know before voting on the proposals summarized below.

The fund will furnish without charge a copy of its most recent annual report and any more recent semi-annual report to any shareholder upon request.  Shareholders who want to obtain a copy of these reports should direct all written requests to the attention of the fund, at the address listed above, or should call Pioneer Investment Management Shareholder Services, Inc. (“PIMSS”) at 1-800-622-3265.

Introduction

This proxy statement is being used by the Board of Trustees of the fund to solicit proxies to be voted at a special meeting of shareholders of the fund. The fund’s special meeting will be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 at 2:00 p.m., Eastern time, on May 7, 2013, and at any adjournments or postponements of the meeting to a later date, for the purposes as set forth in the accompanying notice of special meeting to shareholders.

This proxy statement and the enclosed proxy card are being mailed to shareholders on or about March 5, 2013. The fund’s most recent annual report was previously mailed to the fund’s shareholders.

Who is Eligible to Vote

Shareholders of record of the fund as of the close of business on February 26, 2013 (the “record date”) are entitled to vote at the special shareholder meeting and any adjournments or postponements thereof. Each whole share shall be entitled to one vote and each fractional share shall be entitled to a proportionate fractional vote. Shares represented by properly executed proxies, unless revoked before or at the meeting, will be voted according to shareholders’ instructions.  If you sign a proxy, but do not fill in a vote, your shares will be voted in favor of each proposal.  If any other business comes before the special shareholder meeting, your shares will be voted at the discretion of the persons named as proxies.

PROPOSAL 1

TO APPROVE AN AMENDED AND RESTATED MANAGEMENT AGREEMENT WITH PIONEER INVESTMENT MANAGEMENT, INC.

Introduction

You are being asked to approve an amended and restated management agreement (“Amended Management Agreement”) between the fund and its investment adviser, Pioneer.  If approved, the Amended Management Agreement will go into effect at the time of the reorganization of Pioneer Research Fund with the fund.

As set forth below, the fund currently pays a management fee to Pioneer that is adjusted upward or downward based on the fund’s performance.  If the Amended Management Agreement is approved and the reorganization is consummated, Pioneer would be paid a “flat” management fee equal to the annual rate of 0.50% of the resulting combined fund’s average daily net assets (the “Proposed Management Fee”).  The Proposed Management Fee will not be adjusted based on the combined fund’s performance.  The Proposed Management Fee is lower than the average annual management fee rate paid by the fund over the last ten years and only slightly higher than the annual management fee rate paid by the fund for the most recent fiscal year.  The Trustees, including all of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the fund (the “Independent Trustees”), approved the Amended Management Agreement and recommend its approval by the shareholders of the fund.

Current Management Fee

Under the fund’s current investment management agreement (the “Current Management Agreement”), the fund pays Pioneer a management fee (the “Current Management Fee”) that is comprised of two components:

•  Basic fee.  The first component of the Current Management Fee is an annual basic fee (the “basic fee”) equal to 0.60% of the fund’s average daily net assets up to $5 billion, 0.575% on the next $5 billion and 0.550% on the excess over $10 billion.

•  Performance fee adjustment.  The second component of the Current Management Fee is a performance fee adjustment.  The basic fee is subject to upward or downward adjustment depending on whether, and to what extent, the investment performance of the Class A shares of the fund for the relevant performance period exceeds, or is exceeded by, the investment record of the Russell 1000 Value Index (the “Index”).  The performance period consists of the current month and the prior 35 months.  Each percentage point of difference (up to a maximum difference of ± 10 percentage points) would result in a performance rate adjustment of 0.01%.  As a result, the maximum annualized rate adjustment is ± 0.10% for the rolling 36-month period.  An appropriate percentage of this rate (based upon the number of days in the current month) is then multiplied by the average daily net assets of the fund over the entire performance period, giving the dollar amount that will be added to (or subtracted from) the basic fee.  Pioneer contractually limits any positive adjustment of the fund’s management fee to 0.10% of the fund’s average daily net assets on an annual basis (i.e., to a maximum of 0.70% after the performance fee adjustment).

Over the past ten years, the management fee paid by the fund has varied from year-to-year because of the performance fee adjustment.  The average annual fee rate paid by the fund over the past ten years was equal to 0.525% of the fund’s average daily net assets.  In recent years, the fund’s annual management fee rate has reflected application of the maximum downward performance adjustment because the fund underperformed relative to the Index.  The following table shows the annual management fee rate paid by the fund for each of the past ten fiscal years, as a percentage of average net assets:

Fiscal Year Ended September 30	Actual Fee Paid under Current Management Agreement as a Percentage of Average Daily Net Assets
2012	0.49%
2011	0.50%
2010	0.49%
2009	0.46%
2008	0.47%
2007	0.50%
2006	0.51%
2005	0.53%
2004	0.60%
2003	0.70%

Proposed Management Fee

Under the Amended Management Agreement, the combined fund would pay a “flat” management fee equal to the annual rate of 0.50% of the fund’s average daily net assets.  The management fee would not be adjusted upward or downward based on the combined fund’s performance relative to its benchmark index.

Management and the Board of Trustees believe that a “flat” fee at an annual rate equal to 0.50% of the combined fund’s average daily net assets is a long-term shareholder benefit.  Although the Proposed Management Fee could be higher (or lower) than the Current Management Fee from time to time, depending on the fund’s performance and the level of assets in the fund, the Proposed Management Fee is 0.025% lower than the average annual fee rate paid by the fund over the past ten years (0.525% of the fund’s average daily net assets) and only 0.01% higher than the annual management fee rate paid by the fund for the most recent fiscal year (0.49% of the fund’s average daily net assets), a period during which the fund’s assets decreased and for which the maximum downward performance adjustment was applied in calculating the fee.  In addition, the Proposed Management Fee is only 0.04% higher than the lowest annual management fee paid by the fund during the past ten years (0.46% of the fund’s average daily net assets in 2009).

With respect to each of Pioneer Value Fund and the combined fund, the Proposed Management Fee (an annual rate equal to 0.50% of the fund’s average daily net assets) would have been in the first quintile relative to the management fees paid by other funds in their relevant fund categories as classified by Morningstar, Inc., an independent provider of investment company data, for the twelve month period ended June 30, 2012.  (The first quintile contains funds with the lowest relative fees.)  The Proposed Management Fee also may be considerably lower than the Current Management Fee, assuming an upward adjustment (which may be high as an annual rate of 0.70% of the fund’s average daily net assets after the performance adjustment, based on average daily net assets).

In addition, although removing the performance fee adjustment could theoretically have the effect of reducing incentives for Pioneer to manage the combined fund’s portfolio so as to maximize the combined fund’s performance relative to the benchmark, because Pioneer would no longer benefit from the performance fee adjustment during periods of outperformance relative to the benchmark, the Board of Trustees believes that Pioneer will continue to have sufficient incentive to deliver high quality services to the combined fund and that Pioneer’s professional and financial commitments to the combined fund will not be diminished.

Reasons for the Proposal

Approval of the Amended Management Agreement is being proposed because the fund’s Board of Trustees has approved the reorganization of Pioneer Research Fund with the fund (the “Reorganization”) and believes that the Proposed Management Fee is in the best interest of shareholders.

The combined fund resulting from the Reorganization will be named “Pioneer Core Equity Fund.”  The combined fund will be managed by Pioneer Research Fund’s investment team, and will have the same investment strategies and investment policies as Pioneer Research Fund has today.  The combined fund, like the fund, will continue to invest the major portion of its assets in equity securities, primarily of U.S. issuers.  However, the combined fund will follow a more research-oriented investment approach than the fund. In addition, while the combined fund will use a valuation-conscious approach in selecting investments, the combined fund will invest in both "value" stocks and "growth" stocks, whereas the fund currently invests primarily in "value" stocks. It is anticipated that the historical performance of Pioneer Research Fund will become the combined fund’s historical performance.  The combined fund’s benchmark index will be the S&P 500 Index.  Management believes that the S&P 500 Index better reflects the research-oriented investment approach of the combined fund and its universe of possible investments than the fund’s benchmark index, the Russell 1000 Value Index.  Shareholder approval of the Reorganization is not required.  A summary of certain attributes of the Reorganization is attached hereto as Exhibit B.

The Board of Trustees believes that the Proposed Management Fee is in the best interests of shareholders because (i) it is lower than the average annual fee rate paid by the fund over the past ten years and only 0.01% higher than the annual management fee rate paid by the fund for the most recent fiscal year, and (ii) it does not include a performance fee adjustment, particularly one that is calculated by comparing the combined fund’s performance to the Russell 1000 Value Index (the fund’s benchmark index), which would not be the benchmark index for the combined fund.

The Amended Management Agreement will go into effect at the time of the consummation of the Reorganization and the combined fund resulting from the Reorganization will pay the Proposed Management Fee to Pioneer.  The Reorganization is expected to be completed on or about May 17, 2013.

If the shareholders do not approve the Amended Management Agreement, the Reorganization may not be consummated and the fund will continue to pay a management fee that is adjusted upward or downward based on the fund’s performance pursuant to the terms of the Current Management Agreement.

Comparison of Fees

Dollar Amount of Management Fees Paid
(Fiscal Year Ended September 30, 2012)

Set forth below is a table showing, for the fund’s most recently completed fiscal year, the dollar amount of management fees payable under the Current Management Agreement at: (i) the basic annual fee rate, (ii) the annual fee rate reflecting the maximum positive adjustment, (iii) the annual fee rate reflecting the maximum downward adjustment, (iv) the actual management fees paid, and (v) the amount of fees that would have been paid under the Amended Management Agreement.

The table also shows the percentage differences between the amounts that would have been paid under the Amended Management Agreement and amount actually paid under the Current Management Agreement.

	Fees Under Current Management Agreement				Pro Forma Fees Under Amended Management Agreement
	Basic Fee	Fee Reflecting Maximum Positive Performance Adjustment	Fee Reflecting Maximum Downward Performance Adjustment	Actual Fee Paid
Amount of Fees Paid or that Would Have Been Paid	$8,055,589	$9,398,187	$6,525,839	$6,525,839	$6,712,990
Percentage Difference from Amount Paid under the Amended Management Agreement	16.67%	28.57%	-2.87%	-2.87%	--

Comparative Fee Table

Set forth below is a comparative fee table showing the amount of fees and expenses paid by the fund, including the management fee under the Current Management Agreement as a percentage of average daily net assets, using (i) the basic annual fee rate, (ii) the annual fee rate reflecting the maximum positive adjustment, (iii) the annual fee rate reflecting the maximum downward adjustment, and (iv) the actual management fee paid.  Also set forth below is the amount of fees and expenses shareholders would have paid if the Amended Management Agreement had been in effect.

Annual Fund Offering Expenses
(expenses that you pay each year as a percentage of the value of your investment)
(Fiscal Year ended September 30, 2012)

Class A shares
	Fees Under Current Management Agreement				Pro Forma Fees Under Amended Management Agreement
	Basic Fee	Fee Reflecting Maximum Positive Performance Adjustment	Fee Reflecting Maximum Downward Performance Adjustment	Actual Fee Paid
Management Fee	0.60%	0.70%	0.49%	0.49%	0.50%
Distribution and Service (12b-1) Fee	0.25%	0.25%	0.25%	0.25%	0.25%
Other Expenses	0.25%	0.25%	0.25%	0.25%	0.25%
Total Annual Fund Operating Expenses	1.10%	1.20%	0.99%	0.99%	1.00%

Class B shares
	Fees Under Current Management Agreement				Pro Forma Fees Under Amended Management Agreement
	Basic Fee	Fee Reflecting Maximum Positive Performance Adjustment	Fee Reflecting Maximum Downward Performance Adjustment	Actual Fee Paid
Management Fee	0.60%	0.70%	0.49%	0.49%	0.50%
Distribution and Service (12b-1) Fee	1.00%	1.00%	1.00%	1.00%	1.00%
Other Expenses	1.16%	1.16%	1.16%	1.16%	1.16%
Total Annual Fund Operating Expenses	2.76%	2.86%	2.65%	2.65%	2.66%

Class C shares
	Fees Under Current Management Agreement				Pro Forma Fees Under Amended Management Agreement
	Basic Fee	Fee Reflecting Maximum Positive Performance Adjustment	Fee Reflecting Maximum Downward Performance Adjustment	Actual Fee Paid
Management Fee	0.60%	0.70%	0.49%	0.49%	0.50%
Distribution and Service (12b-1) Fee	1.00%	1.00%	1.00%	1.00%	1.00%
Other Expenses	0.61%	0.61%	0.61%	0.61%	0.61%
Total Annual Fund Operating Expenses	2.21%	2.31%	2.10%	2.10%	2.11%

Class Y shares
	Fees Under Current Management Agreement				Pro Forma Fees Under Amended Management Agreement
	Basic Fee	Fee Reflecting Maximum Positive Performance Adjustment	Fee Reflecting Maximum Downward Performance Adjustment	Actual Fee Paid
Management Fee	0.60%	0.70%	0.49%	0.49%	0.50%
Distribution and Service (12b-1) Fee	0.00%	0.00%	0.00%	0.00%	0.00%
Other Expenses	0.12%	0.12%	0.12%	0.12%	0.12%
Total Annual Fund Operating Expenses	0.72%	0.82%	0.61%	0.61%	0.62%

Expense Information

The following examples are intended to help you compare the costs of investing in the fund with the cost of investing in other mutual funds.  The examples assume that you invest $10,000 in the fund for the time periods shown and then, except as indicated, redeem all of your shares at the end of those periods.  The examples also assume that (a) your investment has a 5% return each year and (b) the fund’s total annual operating expenses remain the same.  The tables show your costs under the Current Management Agreement and your costs if the Amended Management Agreement had been in effect during the fund’s most recent fiscal year.

Class A
	If you sell your shares				If you do not sell your shares
	Number of years you own your shares
Total Fund Expenses Reflecting:	1	3	5	10	1	3	5	10
Basic Fee Under Current Management Agreement	$681	$905	$1,146	$1,838	$681	$905	$1,146	$1,838
Fee Under Current Management Agreement Reflecting Maximum Positive Performance Adjustment	$690	$934	$1,197	$1,946	$690	$934	$1,197	$1,946
Fee Under Current Management Agreement Reflecting Maximum Downward Performance Adjustment	$670	$872	$1,091	$1,718	$670	$872	$1,091	$1,718
Actual Fee Paid Under Current Management Agreement	$670	$872	$1,091	$1,718	$670	$872	$1,091	$1,718
Pro Forma Fees Under Amended Management Agreement	$671	$875	$1,096	$1,729	$671	$875	$1,096	$1,729

Class B
	If you sell your shares				If you do not sell your shares
	Number of years you own your shares
Total Fund Expenses Reflecting:	1	3	5	10	1	3	5	10
Basic Fee Under Current Management Agreement	$679	$1,156	$1,559	$2,689	$279	$856	$1,459	$2,689
Fee Under Current Management Agreement Reflecting Maximum Positive Performance Adjustment	$689	$1,186	$1,608	$2,789	$289	$886	$1,508	$2,789
Fee Under Current Management Agreement Reflecting Maximum Downward Performance Adjustment	$668	$1,123	$1,505	$2,578	$268	$823	$1,405	$2,578
Actual Fee Paid Under Current Management Agreement	$668	$1,123	$1,505	$2,578	$268	$823	$1,405	$2,578
Pro Forma Fees Under Amended Management Agreement	$669	$1,126	$1,510	$2,588	$269	$826	$1,410	$2,588

Class C
	If you sell your shares				If you do not sell your shares
	Number of years you own your shares
Total Fund Expenses Reflecting:	1	3	5	10	1	3	5	10
Basic Fee Under Current Management Agreement	$324	$691	$1,185	$2,544	$224	$691	$1,185	$2,544
Fee Under Current Management Agreement Reflecting Maximum Positive Performance Adjustment	$334	$721	$1,235	$2,646	$234	$721	$1,235	$2,646
Fee Under Current Management Agreement Reflecting Maximum Downward Performance Adjustment	$313	$658	$1,129	$2,431	$213	$658	$1,129	$2,431
Actual Fee Paid Under Current Management Agreement	$313	$658	$1,129	$2,431	$213	$658	$1,129	$2,431
Pro Forma Fees Under Amended Management Agreement	$314	$661	$1,134	$2,441	$214	$661	$1,134	$2,441

Class Y
	If you sell your shares				If you do not sell your shares
	Number of years you own your shares
Total Fund Expenses Reflecting:	1	3	5	10	1	3	5	10
Basic Fee Under Current Management Agreement	$74	$230	$401	$894	$74	$230	$401	$894
Fee Under Current Management Agreement Reflecting Maximum Positive Performance Adjustment	$84	$262	$455	$1,014	$84	$262	$455	$1,014
Fee Under Current Management Agreement Reflecting Maximum Downward Performance Adjustment	$62	$195	$340	$762	$62	$195	$340	$762
Actual Fee Paid Under Current Management Agreement	$62	$195	$340	$762	$62	$195	$340	$762
Pro Forma Fees Under Amended Management Agreement	$63	$199	$346	$774	$63	$199	$346	$774

Comparison of Amended Management Agreement with Current Management Agreement

Except for the Proposed Management Fee, the terms of the Amended Management Agreement are substantially similar to the terms of the Current Management Agreement.  The Current Management Agreement, dated as of July 1, 2008, was last approved by shareholders on May 13, 2008 in connection with the adoption of a standardized form of agreement by all of the funds in the Pioneer Fund complex.  The continuation of the Current Management Agreement was last approved by the Board of Trustees on November 13, 2012.

Investment Management Services. Each Management Agreement provides that, subject to the supervision of the fund’s Board, Pioneer regularly provides the fund with investment research, advice, management and supervision, and furnishes a continuous investment program for the fund’s portfolio of securities and other investments consistent with the fund’s investment objectives, policies and restrictions. Pioneer determines from time to time what securities and other investments will be purchased, retained or sold by the fund and implements those decisions, all subject to the provisions of the fund’s governing documents, the 1940 Act and any specific policies adopted by the fund’s Board and disclosed to Pioneer.

Under each Management Agreement, Pioneer is authorized to place orders pursuant to its investment determinations for the fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Except as described in the Agreements, Pioneer will seek the best execution available in the selection of brokers and dealers and the placing of orders for the fund. In assessing the best execution available for any transaction, Pioneer may consider factors it deems relevant, including the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis). Subject to applicable law, Pioneer may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fund and/or the other accounts over which Pioneer or its affiliates exercise investment discretion. Pioneer is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if Pioneer determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by that broker or dealer. This determination may be viewed either in terms of that particular transaction or the overall responsibilities that Pioneer and its affiliates have with respect to accounts over which they exercise investment discretion.

Each Management Agreement provides that Pioneer will provide advice and recommendations with respect to other aspects of the business and affairs of the fund, and exercise voting rights, rights to consent to corporate action and any other rights pertaining to the fund’s portfolio securities, subject to such direction as the Board may provide, and will perform such other functions of investment management and supervision as may be directed by the Board.

Each Management Agreement provides that Pioneer shall not be deemed to have assumed or have responsibility for any functions specifically assumed by any administrator, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent employed by the Trust or a fund to perform such functions.

Payment of Expenses.  Each Management Agreement requires Pioneer to furnish all necessary services, facilities and personnel in connection with the performance of its services under the Agreement, and states that, except as specifically indicated therein, Pioneer is not responsible for any of the fund’s ordinary or extraordinary expenses.  Each Management Agreement states that Pioneer will pay or reimburse the fund for compensation paid to the Trustees who are affiliated persons of Pioneer and officers of the fund as such, except as the Board may decide.  Each Management Agreement acknowledges that Pioneer may provide other services, such as administrative services, to the fund pursuant to separate contracts approved by the Board and receive compensation for such services as specified in the contracts.

                     Investment Subadvisers. Each Management Agreement authorizes Pioneer or the fund to enter into contracts with investment subadvisers (including affiliates of Pioneer). Pioneer is not accountable to the fund or shareholders for any loss or liability relating to specific investments selected by the subadviser.  If Pioneer contracts with a subadviser, as permitted under each Management Agreement, Pioneer would pay the subadvisory fees, unless the Board agrees otherwise.

Potential Conflicts of Interest. Each Management Agreement specifically provides that any of the personnel of Pioneer, even if serving the fund as a Trustee, officer or employee, may engage in any other business or devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Pioneer may engage in any other business or render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.

Each Management Agreement also provides that if the purchase or sale of securities consistent with the investment policies of the fund and one or more other accounts of Pioneer is considered at or about the same time, transactions in such securities must be allocated among the accounts in a manner deemed equitable by Pioneer. Such transactions may be combined, in accordance with applicable laws and regulations, consistent with Pioneer’s policies and procedures as presented to the fund’s Board from time to time.

Limitation on Liability. Each Management Agreement states that Pioneer assumes no responsibility other than to render the services called for by the agreement, in good faith, and that Pioneer will not be liable for any loss or other liability arising out of any investment or for any act or omission in the execution of securities or other transactions for the fund. This limitation of liability applies to affiliates, partners, shareholders, directors, officers and employees of Pioneer and its affiliates who may perform services for the fund contemplated by the Management Agreement. None of Pioneer nor any other such person is protected, however, from liability by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Management Agreement.

                    Term and Continuance. The Current Management Agreement has been in effect for an initial term and for successive one-year periods subject to such continuance being approved annually in the manner required by the 1940 Act. If approved by the fund’s shareholders, the Amended Management Agreement will go into effect for the combined fund at the time of the consummation of the Reorganization for an initial two-year period. Thereafter, if not terminated, the Amended Management Agreement will continue in effect from year to year if such continuance is specifically approved at least annually (a) by the Board, or (b) by a vote of a majority of the outstanding voting securities of the fund, provided that in either event the continuance also is approved by a majority of the Trustees who are not interested persons of a party to the Amended Management Agreement.

Termination. Each Management Agreement may be terminated at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the fund, upon not more than sixty (60) days’ and not less than thirty (30) days’ written notice to Pioneer, or by Pioneer upon not less than sixty (60) days’ written notice to the fund. Each Management Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

                     Definition of Net Assets .   The Current Management Agreement states that, for purposes of the Agreement, the fund's "net assets" shall be determined as provided in the fund's then-current Prospectus and Statement of Additional Information. The Amended Management Agreement states that "net assets" equal the value of the fund's securities plus any other assets minus its accrued operating expenses and other liabilities.

The material terms of the Amended Management Agreement are discussed above. Please refer to Exhibit A for the complete terms of the Amended Management Agreement.

Board Evaluation of the Amended Management Agreement

The Board of Trustees considered the Amended Management Agreement at meetings held on January 7, 2013, January 14, 2013 and January 15, 2013, and approved the Amended Management Agreement on January 15, 2013.  In reaching their decision, the Trustees requested and obtained from Pioneer such information as they deemed reasonably necessary to evaluate the Amended Management Agreement.  The Trustees also considered information received in connection with the most recent continuation of the Current Management Agreement.  Over a period of several months culminating in their approval of such continuation on November 13, 2012, the Board performed a full annual review of the Current Management Agreement as required by the 1940 Act. The Trustees considered that the Amended Management Agreement would become effective at the time that the Reorganization is consummated.

The Trustees, including all of the Independent Trustees, considered, among other things, various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the Amended Management Agreement. In approving the Amended Management Agreement on January 15, 2013, the Trustees referred to the information they had reviewed and their consideration of these factors in connection with the recent continuation of the Current Management Agreement.

Nature, Extent and Quality of Services.  The Trustees considered the nature, extent and quality of the services that had been provided by Pioneer to the fund and that would be provided by Pioneer to the combined fund, taking into account the investment objective and strategy of the combined fund.  The Trustees reviewed the terms of the Amended Management Agreement.  The Trustees reviewed Pioneer’s current investment approach for the fund and the investment approach that would be followed for the combined fund upon consummation of the Reorganization.  The Trustees also reviewed Pioneer’s research process and its process for trade execution.  The Trustees considered the resources of Pioneer and the personnel of Pioneer who would provide investment management services to the combined fund.  The Trustees considered the non-investment resources and personnel of Pioneer that would be involved in Pioneer’s services to the combined fund, including Pioneer’s compliance and legal resources and personnel.  The Trustees also considered the substantial attention and high priority given by Pioneer’s senior management to the Pioneer fund complex.

The Trustees considered that Pioneer supervises and monitors the performance of the fund’s service providers and provides the fund with personnel (including fund officers) and other resources that are necessary for the fund’s business management and operations and that Pioneer would continue to provide those investment management and research services and resources to the combined fund.  The Trustees also considered that, as administrator, Pioneer would continue to be responsible for the administration of the combined fund’s business and other affairs.  The Trustees considered the fees to be paid to Pioneer for the provision of administration services.

                Based on these considerations, the Trustees concluded that the nature, extent and quality of services that Pioneer would provide to the combined fund under the Amended Management Agreement were satisfactory and consistent with the terms of the Amended Management Agreement.

Performance of the Fund.  The Trustees considered the performance results of the fund over various time periods.  Because the combined fund will have the same investment objective, investment strategies and investment policies as Pioneer Research Fund and be managed by the same investment team that currently manages Pioneer Research Fund, the Trustees also considered the performance results of Pioneer Research Fund, over various time periods.  They reviewed information comparing each of the fund’s and Pioneer Research Fund’s performance with the performance of its category of funds as classified by Morningstar, Inc. (“Morningstar”), an independent provider of investment company data, and with the performance of the fund’s benchmark index.  The Trustees considered that the fund’s annualized total return was in the third quintile of its Morningstar category for the one year period ended June 30, 2012 and in the fifth quintile of its Morningstar category for the three and five year periods ended June 30, 2012.  The Trustees considered that Pioneer Research Fund’s annualized total return was in the second quintile of its Morningstar category for the one and three year periods ended June 30, 2012, and in the first quintile of its Morningstar category for the five year period ended June 30, 2012. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.)  The Trustees concluded that the investment performance of Pioneer Research Fund supported the reorganization of the fund with Pioneer Research Fund and the necessity of approving the Amended Management Agreement for the combined fund. There can be no assurance that the combined fund will achieve similar performance results as Pioneer Research Fund achieved prior to the Reorganization.

Management Fee and Expenses.  The Trustees considered information showing the fees and expenses of the fund in comparison to the management fees and expense ratios of its category of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the fund’s annual management fee for the twelve months ended June 30, 2012 (0.495%) was in the first quintile relative to the management fees paid by other funds in the Morningstar category expected for the combined fund for the comparable period.  The Trustees also considered that the Proposed Management Fee (0.50%) also would have been in the first quintile relative to the management fees paid by other funds in the Morningstar category expected for the combined fund for the comparable period.  The Trustees considered that the fund’s expense ratio for the twelve months ended June 30, 2012 was in the second quintile relative to its Strategic Insight peer group for the comparable period.

The Trustees reviewed gross and net management fees charged by Pioneer to its institutional and other clients, including publicly offered European funds, U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts.  The Trustees also considered Pioneer’s costs in providing services to the fund and to its other clients and considered the differences in management fees and profit margins for Pioneer’s fund and non-fund services.  In evaluating the fees associated with Pioneer’s client accounts, the Trustees took into account the respective demands, resources and complexity associated with the fund and client accounts.  The Trustees noted that in some instances the fee rates for those clients were lower than the Proposed Management Fee and considered that, under the Amended Management Agreement, Pioneer would perform additional services for the combined fund that it does not provide to those other clients or services that are broader in scope, including oversight of the combined fund’s other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the combined fund will be subject.  The Trustees also considered the different entrepreneurial risks associated with Pioneer’s management of the combined fund and the other client accounts.  The Trustees concluded that the Proposed Management Fee was reasonable in relation to the nature and quality of the services to be provided by Pioneer to the combined fund.

Profitability.  The Trustees considered information provided by Pioneer regarding the profitability of Pioneer with respect to the advisory services provided by Pioneer to the fund, including the methodology used by Pioneer in allocating certain of its costs to the management of the fund. The Trustees also considered Pioneer’s profit margin in connection with the overall operation of the fund. They further reviewed the financial results realized by Pioneer and its affiliates from non-fund businesses. The Trustees considered Pioneer’s profit margins with respect to the fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses.  They also considered the likely impact of the Reorganization on Pioneer’s profitability with respect to the management of the combined fund.  The Trustees concluded that it did not appear that Pioneer’s profitability with respect to the management of the combined fund would be unreasonable.

Economies of Scale.  The Trustees considered Pioneer’s views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund shareholders.  The Trustees recognize that economies of scale are difficult to identify and quantify, rarely identifiable on a fund-by-fund basis, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by Pioneer in research and analytical capabilities and Pioneer’s commitment and resource allocation to the funds.  The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons particularly, for example during the recent difficult periods for financial markets, as the level of services was maintained notwithstanding a significant decline in Pioneer’s fee revenues from the funds.  Accordingly, the Trustees concluded that economies of scale, if any, would be appropriately shared with the combined fund.

Other Benefits.  The Trustees considered the other benefits that Pioneer would enjoy from its relationship with the combined fund.  The Trustees considered the character and amount of fees to be paid by the combined fund, other than under the investment advisory agreement, for services provided by Pioneer and its affiliates.  The Trustees further considered the revenues and profitability of Pioneer’s businesses other than the fund business.  The Trustees also considered the likely benefits to the combined fund and to Pioneer and its affiliates from the use of “soft” commission dollars generated by the combined fund to pay for research and brokerage services.  The Trustees considered the intangible benefits to Pioneer by virtue of its relationship with the combined fund and the other Pioneer funds.  The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between Pioneer and the combined fund.

Conclusion.  After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the Amended Management Agreement, including the fees payable thereunder, was fair and reasonable and voted to approve the Amended Management Agreement, and recommend that shareholders approve the Amended Management Agreement.

Investment Adviser

Pioneer has served as the fund’s investment adviser since the fund’s inception.  Pioneer serves as the investment adviser for the Pioneer Family of Funds and for other institutional accounts.  Pioneer, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is a direct, wholly-owned subsidiary of Pioneer Investment Management USA Inc. and an indirect, wholly-owned subsidiary of UniCredit S.p.A.  Pioneer is part of the global asset management group providing investment management and financial services to mutual funds and institutional and other clients. Pioneer is located at 60 State Street, Boston, Massachusetts 02109.

The name and principal occupation of the directors and principal executive officer of Pioneer are as set forth below.  The principal address of each individual as it relates to his duties at Pioneer is the same as that of Pioneer.  No Trustee of the fund, except as noted below, is a director, officer or employee of Pioneer.

Name and Position with Pioneer	Principal Occupation
Daniel K. Kingsbury President, Chief Executive Officer and Director
Director, CEO and President of PIM-USA (since February 2007); Director and President of Pioneer and Pioneer Institutional Asset Management, Inc. (since February 2007); Executive Vice President of all Pioneer Funds (since March 2007); and Director of Pioneer Global Asset Management S.p.A. (“PGAM”) (2007-2010); Head of New Europe Division, PGAM (2000 - 2005); Head of New Markets Division, PGAM (2005 - 2007).

John F. Cogan, Jr. Director
Deputy Chairman and a Director of PGAM (until April 2010); Non-Executive Chairman and a Director of Pioneer Investment Management USA Inc. (“PIM-USA”); Chairman and a Director of Pioneer; Chairman and Director of Pioneer Institutional Asset Management, Inc. (since 2006); Director of Pioneer Alternative Investment Management Limited (Dublin) (until October 2011); President and a Director of Pioneer Alternative Investment Management (Bermuda) Limited and affiliated funds; Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (2004-2011); President of all Pioneer Funds; and Retired Partner, Wilmer Cutler Pickering Hale and Dorr LLP

Certain Trustees or officers of the fund also are directors and/or officers of certain of UniCredit S.p.A.’s subsidiaries.

Other Service Providers

Pioneer Funds Distributor, Inc. (“PFD”), an indirect wholly-owned subsidiary of Pioneer Investment Management USA Inc., serves as principal underwriter for the fund. PFD is located at 60 State Street, Boston, Massachusetts 02109.  For its most recently completed fiscal year, the fund paid the following fees to PFD in connection with PFD’s underwriting activities for the fund:

Approximate Net Underwriting Expenses Retained by PFD	CDSCs Paid to PFD	Fund Expenses under Rule 12b-1 Distribution Plan
$55,594	$2,164	$3,388,281

Pioneer Investment Management Shareholder Services, Inc. (“PIMSS”), 60 State Street, Boston, Massachusetts 02109, acts as shareholder servicing and transfer agent for the fund.  For its most recently completed fiscal year, the fund paid fees in the amount of $1,577,826 to PIMSS in connection with PIMSS’s transfer agency services for the fund.

Pioneer also has entered into an administration agreement with the fund, pursuant to which certain accounting, administration and legal services are performed by Pioneer.  For its most recently completed fiscal year, the fund paid fees in the amount of $345,436 to Pioneer in connection with Pioneer’s administration services for the fund.

Additional Information

The fund paid aggregate brokerage commissions in the amount of $1,448,000 to PFD, an affiliated broker, during the most recent fiscal year. No other affiliated entity provided brokerage services to the fund during that period.

Pioneer provides investment management services to other funds that have investment objectives and policies similar to those of the fund.  Information concerning these funds, including the net assets of the funds and the fees paid to Pioneer for its services to the funds, is provided in the following table.

Name of Fund	Net Assets as of 12/31/12 (in millions)	Annual Fee Rate Payable to Pioneer
Pioneer Disciplined Value Fund	$42,622,824	0.65% of the fund’s average daily net assets up to $1 billion, 0.60% of the next $4 billion and 0.55% on assets over $5 billion.*
Pioneer Equity Income Fund	$1,213,770,009	0.60% of the fund’s average daily net assets up to $10 billion and 0.575% on assets over $10 billion.
Pioneer Equity Income VCT Portfolio	$168,463,533	0.65% of the portfolio’s average daily net assets up to $1 billion and 0.60% on average daily net assets over $1 billion.
Pioneer Fund	$4,634,804,319
Pioneer’s fee varies based on:
• The fund’s assets. Pioneer earns an annual basic fee equal to 0.60% of the fund’s average daily net assets up to $5 billion, 0.575% on the next $5 billion and 0.550% on the excess over $10 billion.
• The fund’s performance. The investment performance of the fund is compared to the Standard & Poor’s 500 Index. The basic fee can increase or decrease by a maximum of 0.10%, depending on the performance of the fund’s Class A shares relative to the index. The performance comparison is made for a rolling 36-month period.**

Pioneer Fund VCT Portfolio	$200,200,662	0.65% of the portfolio’s average daily net assets.

Name of Fund	Net Assets as of 12/31/12 (in millions)	Annual Fee Rate Payable to Pioneer
Pioneer Fundamental Value Fund	$1,819,667,787	0.70% of the fund’s average daily net assets up to $1 billion, 0.65% of the next $1 billion, 0.60% of the next $1 billion, 0.55% on the next $4.5 billion, and 0.525% on assets over $7.5 billion.
Pioneer Fundamental Value VCT Portfolio	$207,848,066	0.70% of the portfolio’s average daily net assets.
Pioneer Research Fund	$62,767,982	0.65% of the fund’s average daily net assets up to $1 billion, 0.60% of the next $4 billion and 0.55% on assets over $5 billion. The fee is accrued daily and paid monthly.

* The fund’s investment adviser has contractually agreed to limit the fund’s ordinary operating expenses.
** Pioneer contractually limits any positive adjustment of the fund’s management fee to 0.10% of the fund’s average daily net assets on an annual basis (i.e., to a maximum annual fee of 0.70% after the performance adjustment).

Required Vote

To become effective, the Amended Management Agreement must be approved by a “1940 Act Majority Vote” of the outstanding voting securities of the fund present in person or by proxy at the meeting at which a quorum exists, voting together as a single class.

A “1940 Act Majority Vote” of the outstanding voting securities of the fund means the affirmative vote of the lesser of (a) 67% or more of the voting power of the voting securities of the fund that are present at the meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the fund are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the fund.

Recommendation

For the reasons set forth above, the Trustees of your fund unanimously recommend that shareholders vote FOR the proposal to approve the Amended Management Agreement.

PROPOSAL 2

TO APPROVE A MODIFIED INVESTMENT OBJECTIVE FOR THE FUND

Shareholders are being asked to approve a modified investment objective, as follows:

Proposed Investment Objective:  Long-term capital growth.

                     Current Investment Objective: Reasonable income and capital growth.

The current investment objective is a fundamental policy of the fund, meaning it cannot be changed without shareholder approval.  The proposed investment objective also would be a fundamental policy.

Reasons for the Proposal

As discussed in Proposal 1, the fund’s Board of Trustees has approved the reorganization of Pioneer Research Fund with the fund (the “Reorganization”).  The combined fund resulting from the Reorganization will be managed by Pioneer Research Fund’s investment team, and will have the same investment strategies and investment policies as Pioneer Research Fund has today.  The combined fund, like the fund, will continue to invest the major portion of its assets in equity securities, primarily of U.S. issuers.  However, the combined fund will follow a more research-oriented investment approach than the fund. In addition, while the combined fund will use a valuation-conscious approach in selecting investments, the combined fund will invest both in "value" stocks and in "growth" stocks, whereas the fund currently invests primarily in "value" stocks. Management is proposing that the combined fund have the same investment objective as Pioneer Research Fund because management believes that the modified investment objective better reflects the investment strategy and approach of the combined fund than the fund’s current investment objective.

The modified investment objective will go into effect at the time of the Reorganization as the investment objective of the combined fund.  The Reorganization is expected to be completed on or about May 17, 2013.

Shareholder approval of the Reorganization is not required.  A summary of certain attributes of the Reorganization is attached hereto as Exhibit B.  If shareholders do not approve the modified investment objective, the fund’s investment objective will continue to be “reasonable income and capital growth” and Pioneer will continue to manage the fund following its current investment strategy and approach.

Required Vote

To become effective, the proposed investment objective must be approved by a “1940 Act Majority Vote” of the outstanding voting securities of the fund present in person or by proxy at the meeting at which a quorum exists, voting together as a single class.

A “1940 Act Majority Vote” of the outstanding voting securities of the fund means the affirmative vote of the lesser of (a) 67% or more of the voting power of the voting securities of the fund that are present at the meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the fund are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the fund.

Recommendation

For the reasons set forth above, the Trustees of your fund unanimously recommend that shareholders vote FOR the proposal to approve the modified investment objective.

INFORMATION CONCERNING THE MEETING

Quorum and Voting Requirements

A quorum is required to conduct business at the meeting.  With respect to your fund, 30% of the outstanding shares of your fund entitled to cast votes at the meeting constitutes a quorum; however, since each proposal must be approved by a “1940 Act Majority Vote” of the outstanding voting securities of the fund, at least 50% of the outstanding shares must have submitted votes to approve a proposal (see “Required Vote” under Proposal 1 and Proposal 2).

The table below shows how shares will be treated for the purposes of quorum and voting requirements.

Shares	Quorum	Voting
In General	All shares “present” in person or by proxy are counted toward a quorum.	Shares “present” in person will be voted in person at the meeting. Shares present by proxy will be voted in accordance with instructions.
Signed Proxy with no Voting Instruction (other than Broker Non-Vote)	Considered “present” at meeting for purposes of quorum.	Voted “for” the proposal.
Broker Non-Vote (where the underlying holder had not voted and the broker does not have discretionary authority to vote the shares)	Considered “present” at meeting for purposes of quorum.	Broker non-votes do not count as a vote “for” the proposal and effectively result in a vote “against” the proposal.
Signed Proxy with Vote to Abstain	Considered “present” at meeting for purposes of quorum.	Abstentions do not constitute a vote “for” the proposal and effectively result in a vote “against” the proposal.

Solicitation of Proxies

In addition to the mailing of these proxy materials, proxies may be solicited by telephone, by fax or in person by the Trustees, officers and employees of your fund; by personnel of Pioneer, PFD or PIMSS, or by broker-dealer firms. Pioneer and its affiliates, together with Computershare Fund Services, a third party solicitation firm, have agreed to provide proxy solicitation services to your fund at a cost of approximately $70,000.  Pioneer has agreed to pay one-half of the costs of preparing and printing the proxy statement and the solicitation costs incurred in connection with the shareholder meeting.  The fund will pay the remaining one-half of the costs incurred in connection with preparing and printing the proxy statement and solicitation costs incurred in connection with the shareholder meeting. Expenses related to the special meeting borne by the fund are estimated in the aggregate to be $90,000.

Revoking Proxies

Each shareholder of your fund signing and returning a proxy has the power to revoke it at any time before it is exercised:

•	By filing a written notice of revocation with your fund’s transfer agent, Pioneer Investment Management Shareholder Services, Inc., 60 State Street, Boston, Massachusetts 02109,

•	By returning a duly executed proxy with a later date before the time of the meeting, or

•
If a shareholder has executed a proxy but is present at the meeting and wishes to vote in person, by notifying the secretary of your fund (without complying with any formalities) at any time before it is voted.

Being present at the meeting alone does not revoke a previously executed and returned proxy.

Outstanding Shares

Only shareholders of record on February 26, 2013 (the “record date”) are entitled to notice of and to vote at the meeting.  As of the record date, the following shares of the fund were outstanding:

Shares Outstanding (as of February 26, 2013)

Class A	106,567,719.508
Class B	205,590.320
Class C	365,143.462
Class Y	662,405.921

Ownership of Shares of the Fund

As of February 26, 2013, the Trustees and officers of the fund owned in the aggregate less than 1% of the outstanding shares of the fund.  The following is a list of the holders of 5% or more of the outstanding shares of any class of the fund as of February 26, 2013.

Class	Percent	Number of Shares Owned	Name	Address
A	28.81%	30,700,231.467	BNY MELLON DISTRIBUTORS INC. PRIMERICA FINANCIAL SERVICES	760 MOORE RD KNG OF PRUSSA PA 19406-1212
B			NONE
C	6.69%	24,438.464	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS MUTUAL FUND ADMINISTRATION	4800 DEER LAKE DRIVE EAST 2ND FLOOR JACKSONVILLE FL 32246-6484
	5.70%	20,807.924	UBS WM USA OMNI ACCOUNT M/F ATTN: DEPARTMENT MANAGER	499 WASHINGTON BLVD FL 9 JERSEY CITY NJ 07310-2055
	5.50%	20,091.435	DR ROBERT S RAUCH TTEE DR ROBERT S RAUCH DDS PSP	91 CHERRY ST MILFORD CT 06460-3414
Y	44.85%	297,096.647	NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS	499 WASHINGTON BLVD ATTN MUTUAL FUNDS DEPT 4TH FLOOR JERSEY CITY NJ 07310-2010
	17.01%	112,662.630	CHARLES SCHWAB & CO INC. EXCLUSIVE BENEFIT OF ITS CUSTOMERS	ATTN: MUTUAL FUND DEPT 211 MAIN ST SAN FRANCISCO CA 94105-1905
	7.39%	48,963.121	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS MUTUAL FUND ADMINISTRATION	4800 DEER LAKE DRIVE EAST 2ND FLOOR JACKSONVILLE FL 32246-6484

Other Business

Your fund’s Board of Trustees knows of no business to be presented for consideration at the meeting other than Proposal 1 and Proposal 2.  If other business is properly brought before the meeting, proxies will be voted according to the best judgment of the persons named as proxies.

Adjournments and Postponements

If, by the time scheduled for the meeting, a quorum of shareholders is not present in person or by proxy, the persons named as proxies may vote those proxies that have been received to adjourn the shareholder meeting to a later date and the meeting may be held as adjourned without further notice. In the event that a quorum is present but sufficient votes in favor of a proposal have not been received, the persons named as proxies may propose one or more adjournments of the shareholder meeting to permit further solicitation of proxies with respect to such proposal and the meeting may be held as adjourned without further notice.  Any such adjournment will require the affirmative vote of a majority of the votes cast in person or by proxy on the motion for adjournment at the session of the meeting to be adjourned.  The persons named as proxies will vote those proxies which they are entitled to vote in favor of any such proposal, or that abstained, in favor of such an adjournment.  They will vote those proxies required to be voted against any such proposal against any such adjournment.  Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at the meeting that are represented by broker-non votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.  A shareholder vote may be taken on one or more of the proposals in the proxy statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.  Such vote will be considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

The meeting may be postponed prior to the meeting.  If the meeting is postponed, the fund will give notice of the postponement to shareholders.

Telephone and Internet Voting

In addition to soliciting proxies by mail, by fax or in person, your fund may also arrange to have votes recorded by telephone, the Internet or other electronic means.  The voting procedures used in connection with such voting methods are designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.  If these procedures were subject to a successful legal challenge, such votes would not be counted at the shareholder meeting.  The fund is unaware of any such challenge at this time.  In the case of telephone voting, shareholders would be called at the phone number PIMSS has in its records for their accounts and would be asked for their Social Security number or other identifying information.  The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions.  In the case of automated telephone and Internet voting, shareholders would be required to provide their identifying information and will receive a confirmation of their instructions.

Shareholders’ Proposals

Your fund is not required, and does not intend, to hold meetings of shareholders each year.  Instead, meetings will be held only when and if required.  Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders must submit the proposal in writing, so that it is received by your fund at 60 State Street, Boston, Massachusetts 02109 within a reasonable time before the meeting.

March 5, 2013

Exhibit A

Form of Amended Management Agreement

This AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Agreement”) is made as of this [    ], by and between [PIONEER VALUE FUND] (the “Trust”), a Delaware statutory trust, and Pioneer Investment Management, Inc., a Delaware corporation (the “Manager”).

WHEREAS, the Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Manager is engaged primarily in rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust wishes to retain the Manager to provide investment advisory and management services to the Trust with respect to the series of the Trust designated in Appendix A annexed hereto (the “Funds”); and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. The Trust hereby appoints the Manager to act as investment adviser of each Fund for the period and on the terms set forth in this Agreement.  The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. (a)           Subject to the supervision of the Trust’s Board of Trustees (the “Board”), the Manager shall regularly provide each Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information.  The Manager shall determine from time to time what securities and other investments (including, without limitation, repurchase agreements, swap agreements, options, futures and other instruments) will be purchased, retained, sold or exchanged by each Fund and what portion of the assets of the Fund’s portfolio will be held in the various securities and other investments in which the Fund invests, and what portion will be held uninvested in cash, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”) and the 1940 Act, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Manager.  The Manager is authorized as the agent of the Trust to give instructions to the custodian of each Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund.  Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of any Fund in one or more investment companies.  The Manager will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it.  Except as described herein, the Manager shall seek overall the best execution available in the selection of brokers or dealers and the placing of orders for each Fund.  In assessing the best execution available for any transaction, the Manager may consider factors it deems relevant, including the size and type of the transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis).  In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Manager or its affiliates exercise investment discretion.  The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Manager or its affiliates exercise investment discretion.  The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of each Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund’s portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of any Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any administrator, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Trust or a Fund to perform such functions.  The Manager may execute on behalf of each Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement.  These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Manager believes are appropriate or desirable in performing its duties under this Agreement.

                        (b) Each Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and each Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

3.  Subject to the Board’s approval, the Manager or any Fund may enter into contracts with one or more investment subadvisers, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers any or all its duties specified hereunder, on such terms as the Manager determines to be necessary, desirable or appropriate, provided that in each case such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.  The Trust agrees that the Manager shall not be accountable to the Trust or any Fund or any Fund’s shareholders for any loss or other liability relating to specific investments selected by any such subadviser.

4.  The Trust shall at all times keep the Manager fully informed with regard to the securities and other investments owned by each Fund, its funds available, or to become available, for investment, and generally as to the condition of its affairs.  The Trust shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request.  The Manager shall supply the Board and officers of the Trust with such information and reports reasonably required by them and reasonably available to the Manager.

5. (a)  Unless maintained by another party on the Fund’s behalf, the Manager shall maintain the books and records with respect to each Fund’s securities and other transactions and keep the Fund’s books of account in accordance with all applicable federal and state laws and regulations.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for each Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request.  The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

                    (b) The Manager shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Manager’s services under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Trust’s or any Fund’s ordinary and extraordinary expenses, and the Trust or a Fund shall pay the Trust’s or the Fund’s ordinary and extraordinary expenses.  The Manager may agree to provide to the Funds services other than the services that are provided under this Agreement, on such terms as the Manager and the Trust may agree from time to time, and nothing herein shall preclude payment by the Trust or a Fund of compensation to the Manager for any such services rendered pursuant to a written agreement or agreements approved by the Board.

6.  From time to time, the Manager shall authorize and permit certain of its directors, officers and employees, who may be elected as Board members or officers of the Trust, to serve in the capacities in which they are elected.  The Manager will pay directly or reimburse the Trust for the compensation (if any) of the Trustees who are affiliated persons of the Manager and all officers of the Trust as such, except as the Board may decide.

7.  As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, each Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Appendix A annexed hereto, based on the Fund’s average daily net assets or otherwise as set forth on Appendix A.  If this Agreement is terminated with respect to any Fund as of any date not the last day of a month, the fee payable by the Fund shall be paid as promptly as possible after such date of termination and shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect with respect to the Fund subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in the month.

8.  The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities or other transactions for any Fund, provided that nothing in this Agreement shall protect the Manager against any liability to a Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.  As used in this paragraph 8, the term “Manager” shall include any affiliates of the Manager performing services for the Trust or any Fund pursuant to this Agreement and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

9.  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a Trustee, officer, or employee of the Trust or any Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.  If the purchase or sale of securities or other investments consistent with the investment policies of any Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities or other investments will be allocated among the accounts in a manner deemed equitable by the Manager.  Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Manager’s policies and procedures as presented to the Board from time to time.

10.  For the purposes of this Agreement, a Fund’s “net assets” equal the value of the Fund's securities plus any other assets minus its accrued operating expenses and other liabilities, and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, and references to the “1940 Act” shall include any rule, regulation or applicable exemptive order of the Securities and Exchange Commission (the “Commission”) thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

11.  This Agreement will become effective with respect to each Fund on the date first above written or such later date set forth opposite the Fund’s name on Appendix A annexed hereto, provided that it shall have been approved by the Trust’s Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect until the date specified in Appendix A.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Trustees who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

12.  This Agreement is terminable with respect to any Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Manager, or by the Manager upon not less than 60 days’ written notice to the Trust, and will be terminated upon the mutual written consent of the Manager and the Trust.  This Agreement shall terminate automatically in the event of its assignment.  This Agreement may be terminated with respect to one or more Funds without affecting the validity of this Agreement with respect to any other Fund designated on Appendix A.

13.  The Manager agrees that for services rendered to each Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.    The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust’s Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.

14.  The Trust agrees that in the event that none of the Manager or any of its affiliates acts as an investment adviser to a Fund, the name of the Fund will be changed to one that does not contain the name “Pioneer” or otherwise suggest an affiliation with the Manager.

15.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement with respect to any Fund shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of that Fund’s outstanding voting securities.

16.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

18.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.  This Agreement amends and restates in its entirety the prior management agreement in effect for the Fund.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

[PIONEER VALUE FUND]

By:  ______________________________________
Name:
Title:

PIONEER INVESTMENT MANAGEMENT, INC.

By:  ______________________________________
Name:
Title:

Appendix A

Fund	Effective Date/Initial Term Date	Fee

[Pioneer Value Fund]	0.50% of the fund’s average daily net assets.

Exhibit B

Reorganization of Pioneer Research Fund with Pioneer Value Fund

The Board of Trustees of Pioneer Value Fund has approved the reorganization of Pioneer Research Fund with Pioneer Value Fund (the “Reorganization”).  Each of Pioneer Value Fund and Pioneer Research Fund is managed by Pioneer Investment Management, Inc. (“Pioneer”).  The combined fund resulting from the Reorganization (the “Combined Fund”) also will be managed by Pioneer.

The Reorganization does not require shareholder approval. If shareholders approve the Amended Management Agreement for the Combined Fund (described in Proposal 1) and the modified investment objective for the Combined Fund (described in Proposal 2), the Reorganization is expected to occur on or about May 17, 2013, but may occur on such later date as the parties may agree in writing (the “Closing Date”).

Following is a description of certain aspects of the Reorganization:

●	Pioneer Research Fund will reorganize with Pioneer Value Fund, resulting in the “Combined Fund.” The Combined Fund will be named “Pioneer Core Equity Fund.”
●	Pioneer Research Fund’s investment team will manage the Combined Fund.
●
The investment objective of the Combined Fund will be same as the investment objective of Pioneer Research Fund (to seek long-term capital growth).  The Combined Fund will have the same investment strategies and investment policies as Pioneer Research Fund has today.

●	The Combined Fund will pay a management fee at an annual rate equal to 0.50% of the fund’s average daily net assets.
●	It is currently anticipated that the historical performance of Pioneer Research Fund will become the Combined Fund’s historical performance.
●
The Reorganization is expected to qualify as a tax-free reorganization, which generally means that the Reorganization will result in no income, gain or loss being recognized for federal income tax purposes by either fund or its shareholders as a direct result of the Reorganization.

Pioneer recommended to the Board of Trustees that your fund be reorganized with Pioneer Research Fund after considering your fund’s underperformance in recent years relative to its benchmark index and peers.  Although a fund’s past performance does not necessarily indicate how it will perform in the future, Pioneer Research Fund in recent years has enjoyed strong investment performance relative to its benchmark index.  Combining the funds will enable shareholders of Pioneer Value Fund to be shareholders of a fund that will be managed pursuant to investment strategies and policies, and by an investment management team, that has produced favorable investment performance results in recent years. Pioneer will benefit from the Reorganization because, as a result of economies of scale, Pioneer's obligation to waive fees and/or reimburse expenses will be reduced.

The following information is intended to provide information to help you understand the impact of the Reorganization. For complete information, you should refer to each fund’s summary prospectus, prospectus and statement of additional information, which are available free upon request at www.pioneerinvestments.com or by calling 1-800-622-3265. Updated performance information for each fund also is available at www.pioneerinvestments.com.

Investment Adviser and Other Service Providers

Pioneer serves as the investment adviser and administrator of each of Pioneer Value Fund and Pioneer Research Fund and will serve as the investment adviser and administrator of the Combined Fund.   Pioneer Funds Distributor, Inc., an affiliate of Pioneer, serves as the principal underwriter of each of Pioneer Value Fund and Pioneer Research Fund and will serve as the principal underwriter of the Combined Fund.

Portfolio Managers

Day-to-day management of the Combined Fund’s portfolio will be the responsibility of a team of equity analysts that coordinate the fundamental research on companies provided by Pioneer’s research teams, which include members from Pioneer’s affiliate, Pioneer Investment Management Limited.  This is the same team of equity analysts that is responsible for the day-to-day management of Pioneer Research Fund.  Paul Cloonan, senior vice president of Pioneer and co-head of equity research — U.S. (portfolio manager of Pioneer Research Fund since 2005), joined Pioneer in 1997. Bradley Galko, vice president and analyst at Pioneer (portfolio manager of Pioneer Research Fund since 2005), joined Pioneer in 2001. John Peckham, senior vice president of Pioneer and co-head of equity research – U.S. (portfolio manager of Pioneer Research Fund since 2012), joined Pioneer in 2001. James Moynihan, vice president and analyst at Pioneer (portfolio manager of Pioneer Research Fund since September 2010), joined Pioneer in 2007.

Day-to-day management of Pioneer Value Fund’s portfolio currently is the responsibility of Edward T. Shadek, Jr. (portfolio manager of the fund since January 2012) and John Peckham (portfolio manager of the fund since 2010).

Management Fees
The Combined Fund will pay Pioneer a management fee at an annual rate equal to 0.50% of the fund’s average daily net assets.  The fee will be accrued daily and paid monthly.

Pioneer Value Fund currently pays Pioneer a fee for managing the fund and to cover the cost of providing certain services to the fund which varies based on:

•	The fund’s assets. Pioneer earns an annual basic fee equal to 0.60% of the fund’s average daily net assets up to $5 billion, 0.575% on the next $5 billion and 0.550% on the excess over $10 billion.

•
The fund’s performance. The investment performance of the fund is compared to the Russell 1000 Value Index. The basic fee can increase or decrease by a maximum of 0.10%, depending on the performance of the fund’s Class A shares relative to the index.  The performance comparison is made for a rolling 36-month period.

For the fiscal year ended September 30, 2012, the fund paid management fees (excluding waivers and/or assumption of expenses) equivalent to 0.49% of the fund’s average daily net assets.

Fund Assets

It is anticipated that the Combined Fund will have assets of approximately $1,361,054,960.  As of December 31, 2012, Pioneer Value Fund had assets of approximately $1,298,286,978.

Comparison of Fees and Expenses

The following tables compare the annual fund operating expenses of Pioneer Value Fund and the Combined Fund.  The expenses shown below are based on the actual expenses of Pioneer Value Fund for the twelve-month period ended September 30, 2012 (unaudited), and the estimated expenses of the Combined Fund on a pro forma basis assuming the Reorganization occurred on September 30, 2012.  Future expenses for all share classes may be greater or less.

	Pioneer Value Fund (12 months ended September 30, 2012)	Combined Fund (Pro Forma 12 months ended September 30, 2012)	Pioneer Value Fund (12 months ended September 30, 2012)	Combined Fund (Pro Forma 12 months ended September 30, 2012)
Shareholder transaction fees (paid directly from your investment)	Class A	Class A	Class B	Class B
Maximum sales charge (load) when you buy shares as a percentage of offering price	5.75%	5.75%	None	None
Maximum deferred sales charge (load) as a percentage of offering price or the amount you receive when you sell shares, whichever is less	None	None	4%	4%
Redemption fee as a percentage of amount redeemed, if applicable	None	None	None	None
Annual Fund operating expenses (deducted from fund assets) as a % of average daily net assets
Management Fee	0.49%(1)	0.50%(2)	0.49%(1)	0.50%(2)
Distribution and Service (12b-1) Fee	0.25%	0.25%	1.00%	1.00%
Other Expenses	0.25%	0.25%	1.16%	0.97%
Total Annual Fund Operating Expenses (3)	0.99%	1.00%	2.65%	2.47%
Less: Fee Waiver and Expense Limitations (3)	0.00%	0.00%	0.00%	0.32%
Net Expenses (3)	0.99%	1.00%	2.65%	2.15%

	Pioneer Value Fund (12 months ended September 30, 2012)	Combined Fund (Pro Forma 12 months ended September 30, 2012)	Pioneer Value Fund (12 months ended September 30, 2012)	Combined Fund (Pro Forma 12 months ended September 30, 2012)
Shareholder transaction fees (paid directly from your investment)	Class C	Class C	Class Y	Class Y
Maximum sales charge (load) when you buy shares as a percentage of offering price	None	None	None	None
Maximum deferred sales charge (load) as a percentage of offering price or the amount you receive when you sell shares, whichever is less	1.00%	1.00%	None	None
Redemption fee as a percentage of amount redeemed, if applicable	None	None	None	None
Annual Fund operating expenses (deducted from fund assets) as a % of average daily net assets
Management Fee	0.49%(1)	0.50%(2)	0.49%(1)	0.50%(2)
Distribution and Service (12b-1) Fee	1.00%	1.00%	None	None
Other Expenses	0.61%	0.51%	0.12%	0.09%
Total Annual Fund Operating Expenses	2.10%	2.01%	0.61%	0.59%
Less: Fee Waiver and Expense Limitations (3)	0.00%	0.00%	0.00%	0.00%
Net Expenses (3)	2.10%	2.01%	0.61%	0.59%

(1) Pioneer Value Fund pays a management fee that is adjusted upward or downward based on its performance relative to an index.  Pioneer Value Fund’s annual basic fee, before any performance adjustment, is equal to 0.60% of average daily net assets up to $5 billion, 0.575% on the next $5 billion and 0.550% on the excess over $10 billion.  The management fee in the table above has been adjusted based on Pioneer Value Fund’s performance as of September 30, 2012.

(2) At a meeting to be held on May 7, 2013, shareholders of Pioneer Value Fund will be asked to approve the Amended Management Agreement.   If approved, the Amended Management Agreement will go into effect at the time of the consummation of the Reorganization.  Pursuant to the Amended Management Agreement, the fund’s performance-adjusted management fee would be replaced by a “flat” fee equal to 0.50% of the Combined Fund’s average daily net assets.

(3) Pioneer has contractually agreed to limit ordinary operating expenses (ordinary operating expenses means all fund expenses other than extraordinary expenses, such as litigation, taxes and brokerage commissions) to the extent required to reduce the combined fund’s expenses to 2.15% of the average daily net assets attributable to Class B shares. This expense limitation is in effect through May 1, 2014.

Examples: The examples are intended to help you compare the cost of investing in each of Pioneer Value Fund and the Combined Fund with the cost of investing in other mutual funds.  The examples assume that you invest $10,000 in each fund for the time periods shown, and then, except as indicated, redeem all of your shares at the end of those periods.  The examples also assume that (a) your investment has a 5% return each year and (b) each fund’s total annual operating expenses remain the same except for year one (which considers the effect of the expense limitation).  Pro forma expenses are included assuming consummation of the Reorganization as of September 30, 2012.  The examples are for comparison purposes only and are not a representation of any fund’s actual expenses or returns, either past or future.  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Number of years you own your shares	Pioneer Value Fund	Combined Fund (Pro Forma)
Class A – assuming redemption at end of period
Year 1	$670	$671
Year 3	$872	$875
Year 5	$1,091	$1,096
Year 10	$1,718	$1,729
Class A – assuming no redemption
Year 1	$670	$671
Year 3	$872	$875
Year 5	$1,091	$1,096
Year 10	$1,718	$1,729
Class B – assuming redemption at end of period
Year 1	$668	$618
Year 3	$1,123	$1,039
Year 5	$1,505	$1,387
Year 10	$2,578	$2,416
Class B – assuming no redemption
Year 1	$268	$218
Year 3	$823	$739
Year 5	$1,405	$1,287
Year 10	$2,578	$2,416
Class C – assuming redemption at end of period
Year 1	$313	$304
Year 3	$658	$630
Year 5	$1,129	$1,083
Year 10	$2,431	$2,338
Class C – assuming no redemption at end of period
Year 1	$ 213	$204
Year 3	$ 658	$630
Year 5	$1,129	$1,083
Year 10	$2,431	$2,338

Number of years you own your shares	Pioneer Value Fund	Combined Fund (Pro Forma)
Class Y
Year 1	$62	$60
Year 3	$195	$189
Year 5	$340	$329
Year 10	$762	$738

Investment Objectives and Principal Strategies

The table below provides a summary comparison of Pioneer Value Fund’s current investment objectives and principal investment strategies to those of the Combined Fund following the consummation of the Reorganization.  The Combined Fund will have substantially the same investment risks as those currently described in Pioneer Value Fund’s prospectus.

	Pioneer Value Fund	Combined Fund
Investment Objective	Reasonable income and capital growth. The fund’s investment objective is fundamental and may not be changed without shareholder approval.	Long-term capital growth.* The fund’s investment objective is fundamental and may not be changed without shareholder approval.
*Contingent upon approval by shareholders of Pioneer Value Fund of the modified investment objective.
Principal Investment Strategies
The fund seeks to invest in a broad group of carefully selected, reasonably priced securities rather than in securities whose prices reflect a premium resulting from their current market popularity. The fund invests the major portion of its assets in equity securities.

For purposes of the fund’s investment policies, equity securities include common stocks, convertible debt and other equity instruments, such as exchange-traded funds (ETFs) that invest primarily in equity securities, depositary receipts, warrants, rights, equity interests in real estate investment trusts (REITs) and preferred stocks.

Normally, the fund invests at least 80% of its net assets (plus the amount of borrowings, if any, from investment purposes) in equity securities, primarily of U.S. issuers.

For purposes of the fund’s investment policies, equity securities include common stocks, convertible debt and other equity instruments, such as exchange-traded funds (ETFs) that invest primarily in equity securities, equity interests in real estate investment trusts (REITs), preferred stocks, depositary receipts, rights and warrants.

Pioneer Value Fund	Combined Fund
Principal Investment Strategies
The fund primarily invests in securities of U.S. issuers. The fund may invest up to
25% of its total assets in equity and debt securities of non-U.S. issuers. The fund will not invest more than 5% of its total assets in securities of emerging markets issuers.

The fund may invest up to 20% of its net assets in REITs.

The fund may invest in debt securities of U.S. and non-U.S. issuers. The fund may invest up to 5% of its net assets in below investment grade debt securities (known as “junk bonds”), including below investment grade convertible debt securities.
The fund invests in debt securities when the adviser believes they are consistent with the fund’s investment objective, to diversify the fund’s portfolio or for greater liquidity.

The fund may, but is not required to, use derivatives. The fund may use derivatives for a variety of purposes, including as a hedge against adverse changes in the market price of securities, interest rates or currency exchange rates; as a substitute for purchasing or selling securities; and to increase the fund’s return as a non-
hedging strategy that may be considered speculative. The fund may choose not to make use of derivatives for a variety of reasons, and any use may be limited by applicable law and regulations. The fund may also hold cash or other short-term investments.

The fund may invest up to 10% of its total assets in equity and debt securities of non-U.S. issuers, including up to 5% of its total assets in the securities of emerging markets issuers.

The fund may invest in debt securities of U.S. and non-U.S. issuers. Generally, the fund acquires investment grade debt securities, but the fund may invest up to 5% of its net assets in below investment grade debt securities (known as “junk bonds”), including below investment grade convertible debt securities. The fund invests in debt securities when Pioneer believes they are consistent with the fund’s investment objective of long-term capital growth or for greater liquidity.

The fund may, but is not required to, use derivatives. The fund may use derivatives for a variety of purposes, including as a hedge against adverse changes in the market price of securities, interest rates or currency exchange rates; as a substitute for purchasing or selling securities; and to increase the fund’s return as a non-hedging strategy that may be considered speculative. The fund may choose not to make use of derivatives for a variety of reasons, and any use may be limited by applicable law and regulations. The fund may also hold cash or other short-term investments.

Pioneer Value Fund	Combined Fund
Principal Investment Strategies
Pioneer uses a value approach to select the fund’s investments to buy and sell.
Using this investment style, Pioneer seeks securities selling at reasonable prices or at substantial discounts to their underlying values and then holds these securities until the market values reflect their intrinsic values. Pioneer evaluates a security’s potential value, including the attractiveness of its market valuation, based on the company’s assets and prospects for earnings and revenue growth.
In making that assessment, Pioneer employs fundamental research and an evaluation of the issuer based on its financial statements and operations, employing a bottom-up analytic style. In selecting securities, Pioneer also considers a security’s potential to provide a reasonable amount of income.
Pioneer relies on the knowledge, experience and judgment of its staff and the staff of its affiliates who have access to a wide variety of research. Pioneer focuses on the quality and price of individual issuers, not on economic sector or market-
timing strategies. Factors Pioneer looks for in selecting investments include:

• Above average potential for earnings and revenue growth
• Favorable expected returns relative to perceived risks
• Management with demonstrated ability and commitment to the company
• Low market valuations relative to earnings forecast, book value, cash flow and sales
• Turnaround potential for companies that have been through difficult periods
• Good prospects for dividend growth
• Pioneer generally sells a portfolio security when it believes that the security’s market value reflects its underlying value

Pioneer uses a valuation-conscious approach to select the fund’s investments based upon the recommendations of Pioneer’s research team. Pioneer’s research team supports the portfolio management teams that manage various Pioneer equity funds and provides rankings for a universe of large and mid cap issuers that are publicly traded in the U.S. and abroad. The fund seeks to benefit from this research effort by selecting securities that are highly ranked by the research team and selling at reasonable prices or substantial discounts to their underlying values. From the universe of highly ranked securities, the research team constructs a portfolio that is reflective of overall sector weightings in the fund’s benchmark index. A security will not be included in the portfolio simply because it is highly ranked by the research team. A security may be sold if its ranking by the research team is reduced or the security price reaches a reasonable valuation.

Pioneer’s research team evaluates a security’s potential value based on the company’s assets and prospects for earning growth. In making that assessment, it employs due diligence and fundamental research, and an evaluation of the issuer based on its financial statements and operations. The research team focuses on the quality and price of individual issuers, not on economic sector or market-timing strategies. The fund’s portfolio includes securities from a broad range of market sectors that have received favorable rankings from the research team. Factors for selecting investments include:

• Favorable expected returns relative to perceived risk
• Above average potential for earnings and revenue growth
• Low market valuations relative to earnings forecast, book value, cash flow and sales
• A sustainable competitive advantage, such as a brand name, customer base, proprietary technology or economies of scale

Comparison of the Funds’ Past Performance

It is currently anticipated that, upon consummation of the Reorganization, the historical performance of Pioneer Research Fund will become the Combined Fund’s historical performance, and Pioneer Research Fund's accounting and financial history will become the Combined Fund's accounting and financial history. What is the impact of this change?

o
Pioneer Value Fund’s inception date is September 30, 1969, and Pioneer Research Fund’s inception date is November 18, 1999. The Combined Fund will adopt the November 18, 1999 inception date of Pioneer Research Fund.

o	The Combined Fund will compare its performance to the Standard & Poor’s 500 Index. Pioneer Value Fund currently compares its performance to the Russell 1000 Value Index.

The bar charts and tables below indicate the risks and volatility of an investment in each of Pioneer Value Fund and Pioneer Research Fund by showing how the funds have performed in the past. The bar charts show changes in the performance of each fund’s Class A shares from calendar year to calendar year. The tables show average annual total returns for each class of shares of a fund over time and compare these returns to a broad-based measure of market performance that has characteristics relevant to the fund’s investment strategies. You can obtain updated performance information by visiting https://us.pioneerinvestments.com/performance or by calling 1-800-622-3265. A fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. The bar charts do not reflect any sales charge you may pay when you buy fund shares. If this amount was reflected, returns would be less than those shown.

PIONEER RESEARCH FUND’S ANNUAL RETURNS — CLASS A SHARES (%)
(YEARS ENDED DECEMBER 31)

During the period shown in the bar chart, Pioneer Research Fund’s highest quarterly return was 16.10% for the quarter ended 9/30/2009, and the lowest quarterly return was -20.00% for the quarter ended 12/31/2008.

PIONEER VALUE FUND’S ANNUAL RETURNS — CLASS A SHARES (%)
(YEARS ENDED DECEMBER 31)

During the period shown in the bar chart, Pioneer Value Fund’s highest quarterly return was 15.93% for the quarter ended 6/30/2003, and the lowest quarterly return was -22.00% for the quarter ended 12/31/2008.

AVERAGE ANNUAL TOTAL RETURNS (%)
(FOR PERIODS ENDED DECEMBER 31, 2012)

Pioneer Research Fund	1 Year	5 Years	10 Years	Since Inception	Inception Date
Class A					11/18/99
Return Before Taxes	7.90	1.04	6.79	1.93
Return After Taxes on Distributions	7.64	0.85	6.38	1.63
Return After Taxes on Distributions and Sale of Fund Shares	5.14	0.81	5.90	1.60
Class B	9.42	1.32	6.48	1.51	11/18/99
Class C(1)	13.37	1.34	6.51	1.57	11/19/99
Class Y	14.81	2.55	N/A	6.75	8/11/04
Standard & Poor’s 500 Index (reflects no deduction for fees, expenses or taxes)	16.00	1.66	7.10	1.89	11/18/99

Pioneer Value Fund	1 Year	5 Years	10 Years	Since Inception	Inception Date
Class A					9/30/69
Return Before Taxes	5.78	-4.57	3.38	10.13
Return After Taxes on Distributions	5.17	-4.98	2.38	7.58
Return After Taxes on Distributions and Sale of Fund Shares	3.74	-4.02	2.84	7.70
Class B	6.39	-4.85	2.66	2.34	7/1/96
Class C(1)	10.96	-4.50	2.86	2.46	7/1/96
Class Y	12.66	-3.02	N/A	2.18	8/11/04
Russell 1000 Value Index (reflects no deduction for fees, expenses or taxes)	17.51	0.59	7.38	11.96	12/31/78(2)

(1) The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above.

(2) Index return information is not available for prior periods.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on the investor’s tax situation and may differ from those shown.  The after-tax returns shown are not relevant to investors who hold shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

After-tax returns are shown only for Class A shares.  After-tax returns for Class B, Class C and Class Y shares will vary.

YOUR VOTE IS VERY IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD PROMPTLY.

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

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VOTE IN PERSON Attend Shareholder Meeting One Federal Street Boston, MA 02110 on May 7, 2013

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PROXY	PIONEER VALUE FUND	PROXY
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2013

This proxy is solicited on behalf of the Board of Trustees of Pioneer Value Fund. The undersigned, having received notice of the Special Meeting and the accompanying proxy statement, and revoking all prior proxies, hereby appoint John F. Cogan, Jr., Christopher J. Kelley and Thomas Reyes, and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Shareholders of Pioneer Value Fund to be held on May 7, 2013, at 2:00 p.m. (Eastern time) at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, and any adjourned or postponed session or sessions thereof, and to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of beneficial interest of Pioneer Value Fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503
999 99999 999 999

Note: In signing, please write name(s) exactly as they appear on this proxy. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

Signature(s) [Title(s) if applicable]

Signature of joint owner, if any

Date PVF_24423_022713

YOUR VOTE IS VERY IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be
Held on May 7, 2013.
The proxy statement is available at: https://www.proxy-direct.com/pio-24423

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THE SHARES OF BENEFICIAL INTEREST REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.

IF THE PROXY IS SIGNED BUT NO DIRECTION IS GIVEN FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF PIONEER VALUE FUND AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSALS:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK: ■

		FOR	AGAINST	ABSTAIN
1.	To approve an amended and restated management agreement with Pioneer Investment Management, Inc., the fund’s investment adviser:	☐	☐	☐

Please review the enclosed Proxy Statement because it contains important information regarding this proposal.

2.	To approve a modified investment objective for the fund:	☐	☐	☐

Please review the enclosed Proxy Statement because it contains important information regarding this proposal.

3.	To consider any other business that may properly come before the meeting and any adjournments or postponements thereof.

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PVF_24423_022713